UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2017

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heritage Insurance Holdings, Inc. 2600 McCormick Drive, Suite 300 Clearwater, Florida		33759
(Address of principal executive offices)		(Zip Code)

(727) 362-7202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ¨  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ¨  ☒

Item 8.01	Other Events.

On August 9, 2017, Heritage Insurance Holdings, Inc. (the “Company”) announced that it intends to offer and sell, subject to market and other conditions, up to $125,000,000 million in aggregate principal amount of convertible senior notes due 2037 (plus up to an additional $18,750,000 in principal amount at the initial purchaser’s option) (the “Notes”) in a private placement transaction (the “Offering”) pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Company expects to use the net proceeds from the sale of the Notes to (i) repurchase up to $40 million in shares of its common stock and (ii) fund a portion of the purchase price payable in connection with its previously announced acquisition of NBIC Holdings Inc. (the “Acquisition”). Pending the allocation of the net proceeds of the Notes to finance a portion of the Acquisition, the net proceeds may be invested in overnight or other short-term financial instruments.

The Offering is not conditioned upon the completion of the Acquisition, which, if completed, will occur subsequent to the closing of the Offering. In the event that the Company does not consummate the Acquisition, the remaining balance of the net proceeds from the Offering will be used to fund the redemption of the Notes (if the Company so elects) or for general corporate purposes.

The Notes have not been and will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. Pursuant to Rule 135c under the Securities Act, the Company is filing herewith as Exhibit 99.1 the press release dated August 9, 2017.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the offered securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited consolidated financial statements of NBIC Holdings, Inc. and its subsidiaries, comprised of the consolidated balance sheets as of December 31, 2016, 2015 and 2014, the related consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2016 and the related notes to the consolidated financial statements, are attached hereto as Exhibit 99.2.

Unaudited interim consolidated financial statements of NBIC Holdings, Inc. and its subsidiaries, comprised of the consolidated balance sheets as of June 30, 2017 and 2016, the related consolidated statements of comprehensive income, changes in shareholders’ equity and cash flows for the six months ended June 30, 2017 and 2016, and the related notes to the unaudited interim consolidated financial statements, are attached hereto as Exhibit 99.3.

(b) Pro forma financial information.

The unaudited pro forma condensed combined financial information of Heritage Insurance Holdings, Inc. for the year ended December 31, 2016 and as of and for the six months ended June 30, 2017, giving effect to the Acquisition, is attached hereto as Exhibit 99.4.

(d) Exhibits:

Exhibit No.	Description

23.1	Consent of Johnson Lambert LLP

99.1	Press Release dated August 9, 2017, announcing the proposed offering of the Notes

99.2	Consolidated financial statements of NBIC Holdings, Inc. and Subsidiaries as of December 31, 2016, 2015 and 2014 and for the years then ended

99.3	Consolidated unaudited financial statements of NBIC Holdings, Inc. and Subsidiaries as of June 30, 2017 and 2016 and for the six months then ended

99.4	Unaudited pro forma condensed combined financial information of Heritage Insurance Holdings, Inc. for the year ended December 31, 2016 and as of and for the six months ended June 30, 2017, giving effect to the Acquisition

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Date: August 9, 2017	By:	/s/ Bruce Lucas
Bruce Lucas
Chairman & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Johnson Lambert LLP

99.1	Press Release dated August 9, 2017, announcing the proposed offering of the Notes

99.2	Consolidated financial statements of NBIC Holdings, Inc. and Subsidiaries as of December 31, 2016, 2015 and 2014 and for the years then ended

99.3	Consolidated unaudited financial statements of NBIC Holdings, Inc. and Subsidiaries as of June 30, 2017 and 2016 and for the six months then ended

99.4	Unaudited pro forma condensed combined financial information of Heritage Insurance Holdings, Inc. for the year ended December 31, 2016 and as of and for the six months ended June 30, 2017, giving effect to the Acquisition